Exhibit 10.12

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

made by

WELLS VAF - 6000 NATHAN LANE, LLC,

a Delaware limited liability company

(Mortgagor)

to and for the benefit of

LASALLE BANK NATIONAL ASSOCIATION,

a national banking association, as administrative agent

(Mortgagee)

Dated as of September 20, 2006

THIS MORTGAGE CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, AND ALSO CONSTITUTES A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE.

THIS DOCUMENT PREPARED BY AND

AFTER RECORDING RETURN TO:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attn: Rebecca Janovsky, Esq.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FINANCING STATEMENT AND SECURITY AGREEMENT IS LIMITED TO A DEBT AMOUNT OF $25,000,000.00 UNDER CHAPTER 287 OF MINNESOTA STATUTES.

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TABLE OF CONTENTS

(continued)

EXHIBIT A    Legal Description

EXHIBIT B    Permitted Exceptions

EXHIBIT C    Insurance Requirements

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MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (“Mortgage”) is made as of the 20th day of September, 2006, by WELLS VAF - 6000 NATHAN LANE, LLC, a Delaware limited liability company (“Mortgagor”), to and for the benefit of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns, as administrative agent for all the Lenders party to the Credit Agreement (as hereafter defined) (“Mortgagee”):

R E C I T A L S:

(A)        Pursuant to the terms and conditions of that certain Credit Agreement dated as of June 30, 2006 (as may be amended, restated or replaced from time to time “Credit Agreement”) among Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company (“Wells”), the financial institutions that are or may from time to time become parties thereto (together with their respective successors and assigns, each a “Lender” and collectively, “Lenders”) and Mortgagee, as a Lender and as administrative agent for the Lenders, the Lenders have agreed to make available to Mortgagor a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth in the Credit Agreement (“Loan”). The Loan shall be evidenced by certain promissory notes (as amended, restated or replaced from time to time, collectively, the “Note”) made by Mortgagor to the Lenders in the aggregate principal amount of the Loan.

(B)        A condition precedent to Lenders’ disbursement of additional funds under the Loan to Mortgagor is the execution and delivery by Mortgagor of this Mortgage.

(C)        Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees as follows:

Mortgagor hereby mortgages, grants, assigns, remises, releases, warrants and conveys to Mortgagee, its successors and assigns, and grants a security interest in, the following described property, rights and interests (referred to collectively herein as “Premises”), together with a power of sale, all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily:

THE REAL ESTATE located in the State of Minnesota and legally described on Exhibit A attached hereto and made a part hereof (“Real Estate”);

TOGETHER WITH all improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property of every nature whatsoever now or hereafter owned by Mortgagor and on, or used in connection with the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of Mortgagor in and to any such personal property

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or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by Mortgagor or on its behalf (“Improvements”);

TOGETHER WITH all easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor of, in and to the same;

TOGETHER WITH all rents, revenues, issues, profits, proceeds, income, royalties, accounts, accounts receivable, escrows, security deposits, letters of credit, letter of credit rights, supporting obligations, impounds, reserves, tax refunds and other rights to monies from the Premises and/or the businesses and operations conducted by Mortgagor thereon, to be applied against the Indebtedness (as hereinafter defined); provided, however, that Mortgagor, so long as no Event of Default (as hereinafter defined) has occurred hereunder, may collect rent as it becomes due;

TOGETHER WITH all interest of Mortgagor in all leases now or hereafter on the Premises, whether written or oral (“Leases”), together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such Lease;

TOGETHER WITH all fixtures and articles of personal property now or hereafter owned by Mortgagor and forming a part of or used in connection with the Real Estate or the Improvements, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, software, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by Mortgagor and placed on the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Indebtedness notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Mortgage and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute goods (as said term is used in the Minnesota Uniform Commercial Code, Minn.Stat. Section 33b.1-101, et. seq., as amended from time to time (“Code”), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in Mortgagee, as a secured party, and Mortgagor, as Debtor, all in accordance with the Code; and

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TOGETHER WITH all of Mortgagor’s interests in “general intangibles” (as defined in the Code) now owned or hereafter acquired and related to the Premises, including, without limitation, all of Mortgagor’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which Mortgagor is or may become a party and which relate to the Premises; (ii) all obligations and indebtedness owed to Mortgagor thereunder; (iii) all intellectual property related to the Premises; and (iv) all choses in action and causes of action relating to the Premises;

TOGETHER WITH all of Mortgagor’s “accounts” (as defined in the Code) now owned or hereafter created or acquired as relate to the Premises, including, without limitation, all of the following now owned or hereafter created or acquired by Mortgagor: (i) accounts receivable, contract rights, book debts, notes, drafts, and other obligations or indebtedness owing to the Mortgagor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (ii) the Mortgagor’s rights in, to and under all purchase orders for goods, services or other property; (iii) the Mortgagor’s rights to any goods, services or other property represented by any of the foregoing; (iv) monies due to become due to the Mortgagor under all contracts for the sale, lease, license or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the Mortgagor); (v) uncertificated securities, and (vi) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing; and all warranties, guarantees, franchises, agreements, contracts, permits, chattel paper, deposit accounts and licenses in favor of Mortgagor (together with all rights of payment thereunder) with respect to the Premises;

TOGETHER WITH all proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Premises or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Premises or proceeds of any sale, option or contract to sell the Premises or any portion thereof;

TOGETHER WITH all of the books and records pertaining to the foregoing; and

TOGETHER WITH any and all additions and accessories to all of the foregoing and any and all proceeds (including proceeds of insurance, eminent domain or other governmental takings and tort claims), renewals, replacements and substitutions of all of the foregoing.

TO HAVE AND TO HOLD the Premises, unto Mortgagee, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Premises after the occurrence of any Event of Default; Mortgagee hereby RELEASING AND WAIVING all rights under and by virtue of the homestead exemption laws of the State of Minnesota.

FOR THE PURPOSE OF SECURING: (i) the payment of the Loan and all interest, late charges (if any), prepayment premium (if any), exit fee (if any), interest rate swap or hedge expenses (if any), reimbursement obligations, fees and expenses for letters of credit issued by Mortgagee for the benefit of Mortgagor, if any, and other indebtedness evidenced by or owing

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under the Note, any of the other Loan Documents, any interest rate swap or hedge agreement now or hereafter entered into between Mortgagor and Mortgagee and any application for letters of credit and master letter of credit agreement, together with any extensions, modifications, renewals or refinancings of any of the foregoing; (ii) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of Mortgagor or any other obligor to or benefiting Mortgagee which are evidenced or secured by or otherwise provided in the Note, this Mortgage or any of the other Loan Documents; and (iii) the reimbursement to Mortgagee of any and all sums incurred, expended or advanced by Mortgagee pursuant to any term or provision of or constituting additional indebtedness under or secured by this Mortgage, any of the other Loan Documents, any interest rate swap or hedge agreement or any application for letters of credit and master letter of credit agreement, with interest thereon as provided herein or therein (collectively, “Indebtedness”).

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1.        Title.    Mortgagor represents, warrants and covenants that (a) Mortgagor is the holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of Mortgagee and as otherwise described on Exhibit B attached hereto (“Permitted Exceptions”); and (b) Mortgagor has legal power and authority to mortgage and convey the Premises.

2.        Maintenance, Repair, Restoration, Prior Liens, Parking.      Mortgagor covenants that, so long as any portion of the Indebtedness remains unpaid, Mortgagor will:

a.        promptly repair, restore or rebuild any Improvements now or hereafter on the Premises which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose;

b.        keep the Premises in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (subject to Mortgagor’s right to contest liens as permitted by the terms of Paragraph 28 hereof);

c.        pay when due the Indebtedness in accordance with the terms of the Note and the other Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by Mortgagor under the Note, this Mortgage and the other Loan Documents;

d.        pay when due any indebtedness which may be secured by a permitted lien or charge on the Premises on a parity with, superior to or inferior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such lien to the Mortgagee (subject to Mortgagor’s right to contest liens as permitted by the terms of Paragraph 28 hereof);

e.        complete within a reasonable time any Improvements now or at any time in the process of erection upon the Premises;

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f.        comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Premises and the use thereof;

g.        obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage;

h.        make no material alterations in the Premises or demolish any portion of the Premises without Mortgagee’s prior written consent, which consent shall not be unreasonably withheld, except as required by law or municipal ordinance;

i.        suffer or permit no change in the use or general nature of the occupancy of the Premises, without the Mortgagee’s prior written consent, which consent shall not be unreasonably withheld;

j.        pay when due all operating costs of the Premises;

k.        not initiate or acquiesce in any zoning reclassification with respect to the Premises, without Mortgagee’s prior written consent;

l.        provide and thereafter maintain adequate parking areas within the Premises as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and

m.        cause the Premises at all times to be owned and operated in compliance with all federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.

3.        Payment of Taxes and Assessments.  Mortgagor will pay when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), if applicable to the Premises or any interest therein, or the Indebtedness, or any obligation or agreement secured hereby, subject to Mortgagor’s right to contest the same, as provided by the terms hereof; and Mortgagor will, upon written request, furnish to the Mortgagee duplicate receipts therefor, within ten (10) days after Mortgagee’s request.

4.        Intentionally Omitted

5.        Intentionally Omitted.

6.        Insurance.

a.        Mortgagor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against

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loss or damage by fire and such other hazards as may reasonably be required by Mortgagee, in accordance with the terms, coverages and provisions described on Exhibit C attached hereto and made a part hereof, and such other insurance as Mortgagee may from time to time reasonably require. Unless Mortgagor provides Mortgagee evidence of the insurance coverages required hereunder, Mortgagee may purchase insurance at Mortgagor’s expense to cover Mortgagee’s interest in the Premises upon prior written notice to Mortgagor. The insurance may, but need not, protect Mortgagor’s interest. The coverages that Mortgagee purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Premises. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained insurance as required by this Mortgage. If Mortgagee purchases insurance for the Premises, Mortgagor will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which Mortgagee may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The cost of the insurance may be more than the cost of insurance Mortgagor may be able to obtain on its own.

b.      Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Mortgagee is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to Mortgagee and such separate insurance is otherwise acceptable to Mortgagee.

c.      In the event of loss, Mortgagor shall give prompt notice thereof to Mortgagee, who, if such loss exceeds Five Hundred Thousand Dollars ($500,000) (“Threshold”), shall have the sole and absolute right to make proof of loss. If such loss exceeds the Threshold or if such loss is equal to or less than the Threshold and the conditions set forth in clauses (i), (ii) and (iii) of the immediately succeeding sentence are not satisfied, then Mortgagee, solely and directly shall receive such payment for loss from each insurance company concerned. If and only if (i) such loss is equal to or less than the Threshold, (ii) no Event of Default or Unmatured Event of Default then exists, and (iii) Mortgagee determines that the work required to complete the repair or restoration of the Premises necessitated by such loss can be completed no later than six (6) months prior to the Termination Date, then Mortgagee shall endorse to Mortgagor any such payment and Mortgagor may collect such payment directly. Mortgagee shall have the right, at its option and in its sole discretion, to apply any insurance proceeds received by Mortgagee pursuant to the terms of this paragraph, after the payment of all of Mortgagee’s expenses, either (i) on account of the Indebtedness, irrespective of whether such principal balance is then due and payable, or (ii) to the restoration or repair of the property damaged as provided in subparagraph d below; provided, however, that Mortgagee hereby agrees to permit the application of such proceeds to the restoration or repair of the damaged property, subject to the provisions of subparagraph d below, if (i) Mortgagee has received satisfactory evidence that such restoration or repair shall be completed no later than the date that is six (6) months prior to the Termination Date, and (ii) no Event of Default, or Unmatured Event of Default, then exists. If insurance proceeds are made available to Mortgagor by Mortgagee as hereinafter provided,

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Mortgagor shall repair, restore or rebuild the damaged or destroyed portion of the Premises so that the condition and value of the Premises are substantially the same as the condition and value of the Premises prior to being damaged or destroyed. In the event of foreclosure of this Mortgage, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.

d.      If insurance proceeds are made available by Mortgagee to Mortgagor, Mortgagor shall comply with the following conditions:

  i.      Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Premises, whether by fire or other casualty, Mortgagor shall obtain from Mortgagee its approval of all site and building plans and specifications pertaining to such repair, restoration or rebuilding, such approval by Mortgagee not to be unreasonably withheld.

  ii.      Prior to each payment or application of any insurance proceeds to the repair or restoration of the improvements upon the Premises to the extent permitted in subparagraph c above (which payment or application may. be made, at Mortgagee’s option, through an escrow, the terms and conditions of which are satisfactory to Mortgagee and the cost of which is to be borne by Mortgagor), Mortgagee shall be satisfied as to the following:

  (a)      no Event of Default or Unmatured Event of Default, has occurred;

  (b)      either such Improvements have been fully restored, or the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Exceptions, or, if such insurance proceeds shall be insufficient to repair, restore and rebuild the Premises, Mortgagor has deposited with Mortgagee such amount of money which, together with the insurance, proceeds shall be sufficient to restore, repair and rebuild the Premises; and

  (c)      prior to each disbursement of any such proceeds, Mortgagee shall be furnished with a statement of Mortgagee’s architect (the cost of which shall be borne by Mortgagor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by Mortgagee and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Premises; and Mortgagee shall be furnished with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

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  iii.      If Mortgagor shall fail to restore, repair or rebuild the Improvements within a time deemed satisfactory by Mortgagee, then Mortgagee, at its option, and upon written notice to Mortgagor, may (a) commence and perform all necessary acts to restore, repair or rebuild the said Improvements for or on behalf of Mortgagor, or (b) declare an Event of Default. If insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of the Improvements, such excess shall be applied on account of the Indebtedness irrespective of whether such Indebtedness is then due and payable without payment of any premium or penalty.

7.      Condemnation.  If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to Mortgagee, who is empowered to collect and receive the same and to give proper receipts therefor in the name of Mortgagor and the same shall be paid forthwith to Mortgagee. Such award or monies shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking Mortgagee may declare the whole of the balance of the Indebtedness to be due and payable. Notwithstanding the provisions of this paragraph to the contrary, if any condemnation or taking of less than the entire Premises occurs and provided that no Event of Default or Unmatured Event of Default then exists, and if such partial condemnation, in the reasonable discretion of Mortgagee, has no material adverse effect on the operation or value of the Premises, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by Mortgagor, and Mortgagee hereby agrees that in such event it shall not declare the Indebtedness to be due and payable, if it is not otherwise then due and payable.

8.      Stamp Tax.  If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over Mortgagor, any tax is due or becomes due in respect of the execution and delivery of this Mortgage, the Note or any of the other Loan Documents, Mortgagor shall pay such tax in the manner required by any such law. Mortgagor further agrees to reimburse Mortgagee for any sums which Mortgagee may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, Mortgagor shall not be required to pay any income or franchise taxes of Mortgagee.

9.      Intentionally deleted.

10.    Effect of Extensions of Time and Other Changes.  If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Note is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in Mortgagor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by Mortgagee, notwithstanding such extension, variation, release or change.

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11.      Effect of Changes in Laws Regarding Taxation.  If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Premises from the value thereof for the purpose of taxation or (b) the imposition upon Mortgagee of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by Mortgagor, or (c) a change in the method of taxation of mortgages or debts secured by mortgages or Mortgagee’s interest in the Premises, or the manner of collection of taxes, so as to affect this Mortgage or the Indebtedness or the holders thereof, then Mortgagor, upon demand by Mortgagee, shall pay such Taxes or charges, or reimburse Mortgagee therefor; provided, however, that Mortgagor shall not be deemed to be required to pay any income or franchise taxes of Mortgagee. Notwithstanding the foregoing, if in the opinion of counsel for Mortgagee it is or may be unlawful to require Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then Mortgagee may declare all of the .Indebtedness to be immediately due and payable.

12.      Mortgagee’s Performance of Defaulted Acts and Expenses Incurred by Mortgagee.  If an Event of Default has occurred, Mortgagee may, but need not, make any payment or perform any act herein required of Mortgagor in any form and manner deemed expedient by Mortgagee, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or consent to any tax or assessment or cure any default of Mortgagor in any lease of the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith; including reasonable attorneys’ fees, and any other monies advanced by Mortgagee in regard to any tax referred to in Paragraph 8 above or to protect the Premises or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable by Mortgagor to Mortgagee, upon demand, and with interest thereon accruing from the date of such demand until paid at the applicable interest rate charged during an Event of Default pursuant to the Credit Agreement (“Default Rate”). In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by Mortgagee in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of Mortgagee’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, including without limitation, bankruptcy and probate proceedings of Mortgagor, or (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, shall be so much additional Indebtedness, and shall become immediately due and payable by Mortgagor to Mortgagee, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate, provided such costs, expenses and fees were not the result of Mortgagee’s negligent conduct or actions. The interest accruing under this Paragraph 12 shall be immediately due and payable by Mortgagor to Mortgagee, and shall be additional Indebtedness evidenced by the Note and secured by this Mortgage. Mortgagee’s failure to act shall never be considered as a waiver of any right accruing to Mortgagee on account of any Event of Default. Should any amount paid out or advanced by Mortgagee hereunder, or pursuant to any agreement executed by Mortgagor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then Mortgagee shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner

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or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

13.      Security Agreement.  Mortgagor and Mortgagee agree that this Mortgage shall constitute a Security Agreement within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of Mortgagor or held by the Mortgagee (whether deposited by or on behalf of Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents, and (b) with respect to any personal property included in the granting clauses of this Mortgage, which personal property may not be deemed to be affixed to the Premises or may not constitute a “fixture” (within the meaning of Minn. Stat. Section 336.9-102 of the Code) (which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Mortgagee, and the Collateral and all of Mortgagor’s right, title and interest therein are hereby assigned to Mortgagee, all to secure payment of the Indebtedness. All of the provisions contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this Paragraph 13 shall not limit the applicability of any other provision of this Mortgage but shall be in addition thereto:

  a.      Mortgagor (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Collateral, subject to no liens, charges or encumbrances other than the lien hereof, other liens and encumbrances benefiting Mortgagee and no other party, and liens and encumbrances, if any, expressly permitted by the other Loan Documents.

  b.      The Collateral is to be used by Mortgagor solely for business purposes or as provided in the Credit Agreement.

  c.      The Collateral will be kept at the Real Estate and, except for Obsolete Collateral (as hereinafter defined), will not be removed therefrom without the consent of Mortgagee (being the Secured Party as that term is used in the Code). The Collateral may be affixed to the Real Estate but will not be affixed to any other real estate.

  d.      The only persons having any interest in the Premises are Mortgagor, Mortgagee and holders of interests, if any, expressly permitted hereby or as provided in the Credit Agreement.

  e.      No financing statement (other than financing statements showing Mortgagee as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and Mortgagor, at its own cost and expense, upon demand, will furnish to Mortgagee such further information and will execute and deliver to Mortgagee such financing statements and other documents in form satisfactory to Mortgagee and will do all such acts as Mortgagee may request at any time

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or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness, subject to no other liens or encumbrances, other than liens or encumbrances benefitting Mortgagee and no other party and liens and encumbrances (if any) expressly permitted hereby; and Mortgagor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by Mortgagee to be desirable; and Mortgagor hereby authorizes Mortgagee to file any such financing statements in all such public offices.

  f.      Upon an Event of Default hereunder, Mortgagee shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, so far as Mortgagor can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and Mortgagee shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Mortgagor’s right of redemption in satisfaction of Mortgagor’s obligations, as provided in the Code. Mortgagee may render the Collateral unusable without removal and may dispose of the Collateral on the Premises. Mortgagee may require Mortgagor to assemble the Collateral .and make it available to Mortgagee for its possession at a place to be designated by Mortgagee which is reasonably convenient to both parties. Mortgagee will give Mortgagor at least ten (10) days’ notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of Mortgagor hereinafter set forth at least ten (10) days before the time of the sale or disposition. Mortgagee may buy at any public sale. Mortgagee may buy at private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Any such sale may be held in conjunction with any foreclosure sale of the Premises. If Mortgagee so elects, the Premises and the Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by Mortgagee, shall be applied against the Indebtedness in such order or manner as Mortgagee shall select. Mortgagee will account to Mortgagor for any surplus realized on such disposition.

  g.      The terms and provisions contained in this Paragraph 13, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.

  h.      This Mortgage is intended to be a financing statement within the purview of Minn. Stat. Section 336.9-502(b) of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Premises. The addresses of Mortgagor (Debtor) and Mortgagee (Secured Party) are hereinbelow set

CH1 3585678v.6	11

forth. This Mortgage is to be filed for recording with the Recorder of Deeds or Register of Titles, as applicable, of the county or counties where the Premises are located. Mortgagor is the record owner of the Premises.

  i.      To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between Mortgagor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of Mortgagor, as lessor thereunder.

  j.      Mortgagor represents and warrants to Mortgagee as follows: (i) Mortgagor’s is registered at the address set forth in Paragraph 26; (ii) Mortgagor is a limited liability company organized solely under the laws of the State of Delaware; (iii) all organizational documents of Mortgagor delivered to Mortgagee are complete and accurate in every respect; and (iv) Mortgagor’s legal name is exactly as shown on page one of this Mortgage.

  k.      Mortgagor covenants not to change its name, its chief executive offices or the jurisdiction in which it is organized without giving Mortgagee at least sixty (60) days prior written notice thereof.

14.      Restrictions on Transfer.

  a.      Mortgagor, without the prior written consent of Mortgagee, shall not effect, suffer or permit any Prohibited Transfer (as defined herein). Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any of the following properties or interests shall constitute a “Prohibited Transfer”:

  i.      The Premises or any part thereof or interest therein, excepting only sales or other dispositions of Collateral (herein called “Obsolete Collateral”) no longer useful in connection with the operation of the Premises, provided that prior to the sale or other disposition thereof, such Obsolete Collateral has been replaced by Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral; or

  ii.      All or any part of the managing member or manager interest, as the case may be, in Mortgagor;

in each case whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly (including the nominee agreement), voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this Paragraph 14 shall not apply (i) to liens securing the Indebtedness, (ii) to the lien of current taxes and assessments not in default, (iii) to any transfers of the Premises, or part thereof, or interest therein, or any beneficial interests, or shares of stock or partnership or joint venture interests, as the case may be, by or on behalf of an owner thereof who is deceased or declared judicially incompetent, to such owner’s heirs, legatees,

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devisees, executors, administrators, estate or personal representatives, or (iv) to leases permitted by the terms of the Loan Documents, if any.

  b.      In determining whether or not to make the Loan, Mortgagee evaluated the background and experience of Mortgagor and its partners/members/officers in owning and operating property such as the Premises, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises which is Mortgagee’s security for the Note. Mortgagor and its partners/members/officers are well experienced in borrowing money and owning and operating property such as the Premises, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision. Mortgagor recognizes that Mortgagee is entitled to keep its loan portfolio at current interest rates by either making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Mortgagor. Mortgagor further recognizes that any secondary junior financing placed upon the Premises (a) may divert funds which would otherwise be used to pay the Note; (b) could result in acceleration and foreclosure by any such junior encumbrances which would force Mortgagee to take measures and incur expenses to protect its security; (c) would detract from the value of the Premises should Mortgagee come into possession thereof with the intention of selling same; and (d) would impair Mortgagee’s right to accept a deed in lieu of foreclosure, as a foreclosure by Mortgagee would be necessary to clear the title to the Premises. In accordance with the foregoing and for the purposes of (i) protecting Mortgagee’s security, both of repayment and of value of the Premises; (ii) giving Mortgagee the full benefit of its bargain and contract with Mortgagor; (iii) allowing Mortgagee to raise the interest rate and collect assumption fees; and (iv) keeping the Premises free of subordinate financing liens, Mortgagor agree that if this Paragraph 14 is deemed a restraint on alienation, that it is a reasonable one.

15.      Intentionally Omitted.

16.      Events of Default; Acceleration.  Each of the following shall constitute an “Event of Default” for purposes of this Mortgage:

  a.      Mortgagor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Mortgagor under the Note, this Mortgage or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the liens created by the Mortgage or any of the other Loan Documents and the value of the Premises are not impaired, threatened or jeopardized, then Mortgagor shall have a period (“Cure Period”) of thirty (30) days after Mortgagor obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if Mortgagor commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be

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extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate;

  b.        the existence of any inaccuracy or untruth in any material respect in any representation or warranty contained in this Mortgage or any of the other Loan Documents or of any statement or certification as to facts delivered to Mortgagee by Mortgagor or any guarantor of the Note;

  c.        the occurrence of a Prohibited Transfer; or

  d.        the occurrence of an “Event of Default” and the passage of any cure period as provided under the Credit Agreement or any of the other Loan Documents.

If an Event of Default occurs, Mortgagee may, at its option, declare the whole of the Indebtedness to be immediately due and payable without further notice to Mortgagor, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate.

17.      Intentionally Omitted.

18.      Intentionally Omitted.

19.      Appointment of Receiver.  Upon or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall, upon petition by Mortgagee, appoint a receiver for the Premises in accordance with the Minnesota statutes. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and Mortgagee hereunder or any other holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Indebtedness, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

20.      Mortgagee’s Right of Possession in Case of Default.  At any time after an Event of Default has occurred and the applicable cure period has passed, Mortgagor shall, upon demand of Mortgagee, surrender to Mortgagee possession of the Premises. Mortgagee, in its discretion, may, with process of law, enter upon and take and maintain possession of alt or any part of the Premises, together with all documents, books, records, papers and accounts relating

CH1 3585678v.6	14

thereto, and may exclude Mortgagor and its employees, agents or servants therefrom, and Mortgagee may then hold, operate, manage and control the Premises, either personally or by its agents. Mortgagee shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, Mortgagee shall have full power to:

  a.      cancel or terminate any lease or sublease for any cause or on any ground which would entitle Mortgagor to cancel the same;

  b.      elect to disaffirm any lease or sublease which is then subordinate to the lien hereof;

  c.      extend or modify any then existing leases, and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Termination Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

  d.      make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises as Mortgagee deems are necessary;

  e.      insure and reinsure the Premises and all risks incidental to Mortgagee’s possession, operation and management thereof; and

  f.      receive all of such avails, rents, issues and profits; provided, however, Mortgagee will account to Mortgagor for any surplus realized pursuant to Paragraph 13(f).

21.      Application of Income Received by Mortgagee.  Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Mortgagee may determine:

  a.      to the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include compensation to Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

CH1 3585678v.6	15

  b.      to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

  c.      to the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

22.      Intentionally Omitted.

23.      Rights Cumulative.  Each right, power and remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of Mortgagee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

24.      Mortgagee’s Right of Inspection.  Mortgagee and its representatives shall have the right to inspect the Premises and the books and records with respect thereto at all reasonable times upon not less than twenty-four (24) hours prior notice to Mortgagor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

25.      Release Upon Payment and Discharge of Mortgagor’s Obligations.  Mortgagee shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all Indebtedness, including payment of all reasonable expenses incurred by Mortgagee in connection with the execution of such release.

26.      Notices.  Any notices, communications and waivers under this Mortgage shall be given at the addresses and in the manner provided for in the Credit Agreement.

27.      Waiver of Rights.  To the extent permitted by applicable law, Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

  a.      Mortgagor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to Mortgagee but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

CH1 3585678v.6	16

  b.      If Mortgagor is a trustee, Mortgagor represents that the provisions of this paragraph (including the waiver of reinstatement and redemption rights) were made at the express direction of Mortgagor’s beneficiaries and the persons having the power of direction over Mortgagor, and are made on behalf of the trust estate of Mortgagor and all beneficiaries of Mortgagor, as well as all other persons mentioned above.

28.      Contests.  Notwithstanding anything to the contrary herein contained, Mortgagor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (all herein called “Contested Liens”), and no Contested Liens shall constitute an Event of Default hereunder, if, but only if:

  a.      Mortgagor shall forthwith give notice of any Contested Lien to Mortgagee at the time the same shall be asserted;

  b.      Mortgagor shall either pay under protest or deposit with Mortgagee the full amount (herein called “Lien Amount”) of such Contested Lien, together with such amount as Mortgagee may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment Mortgagor, may furnish to Mortgagee a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to Mortgagee;

  c.      Mortgagor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Premises, and shall permit Mortgagee to be represented in any such contest and shall pay all expenses incurred, in so doing, including reasonable fees and expenses of Mortgagee’s counsel (all of which shall constitute so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand);

  d.      Mortgagor shall pay such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined materially adverse to Mortgagor, or (ii) forthwith upon demand by Mortgagee if, in the opinion of Mortgagee, and notwithstanding any such contest, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Mortgagee to obtain the release and discharge of such liens; and any amount expended by Mortgagee in so doing shall be so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand; and provided further that Mortgagee may in such case use and apply monies deposited as provided in subsection (b) above and may demand payment upon any bond or title indemnity furnished as aforesaid.

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29.      Expenses Relating to Note and Mortgage.

  a.      Mortgagor will pay all expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note, this Mortgage or any of the other Loan Documents, including without limitation, Mortgagee’s reasonable attorneys’ fees in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Mortgage and the other Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes, and other taxes (provided Mortgagor shall not be required to pay any income or franchise taxes of Mortgagee), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Mortgage. Mortgagor recognizes that, during the term of this Mortgage, Mortgagee:

  i.      May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which Mortgagee shall be a party by reason of the Loan Documents or in which the Loan Documents or the Premises are involved directly or indirectly;

  ii.      May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

  iii.      May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, Mortgagee’s taking possession of and managing the Premises, which event may or may not actually occur;

  iv.      May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

  v.      May enter into negotiations with Mortgagor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Premises, the assumption of liability for any of the Indebtedness or the transfer of the Premises in lieu of foreclosure; or

  vi.      May enter into negotiations with Mortgagor or any of its agents, employees or attorneys pertaining to Mortgagee’s approval of actions taken or proposed to be taken by Mortgagor which approval is required by the terms of this Mortgage.

  b.      All expenses, charges, costs and fees described in this Paragraph 29 shall be so much additional Indebtedness, shall bear interest from the date so incurred until paid at the Default Rate and shall be paid, together with said interest, by Mortgagor forthwith upon demand.

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30.      Intentionally Omitted.

31.      Statement of Indebtedness.  Mortgagor, within seven days after being so requested by Mortgagee, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are. alleged to exist, the nature thereof.

32.      Further Instruments.  Upon request of Mortgagee, Mortgagor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage and of the other Loan Documents.

33.      Additional Indebtedness Secured.  All persons and entities with any interest in the Premises or about to acquire any such interest should be aware that this Mortgage secures future advances; this Mortgage secures any and all other amounts which may become due under the Note or any other document or instrument evidencing, securing or otherwise affecting the Indebtedness, including, without limitation, any and all amounts expended by Mortgagee to operate, manage or maintain the Premises or to otherwise protect the Premises or the lien of this Mortgage. Mortgagor and Mortgagee acknowledge the provisions of Minnesota Statute Section 287.05, Subd. 5, and the parties hereto intend to comply with the requirements contained therein.

34.      Indemnity.  Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced against Mortgagee in the exercise of the rights and powers granted to Mortgagee in this Mortgage, and Mortgagor hereby expressly waives and releases any such liability. Mortgagor shall indemnify and save Mortgagee harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Claims”) of whatever kind or nature which may be imposed on, incurred by or asserted against Mortgagee at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which Mortgagee may or does become a party, either as plaintiff or as a defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Premises; and (c) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to Mortgagee in accordance with the terms of this Mortgage; provided, however, that Mortgagor shall not be obligated to indemnify or hold Mortgagee harmless from and against any Claims directly arising from the gross negligence or willful misconduct of Mortgagee. All costs provided for herein and paid for by Mortgagee shall be so much additional Indebtedness and shall become immediately due and payable upon demand by Mortgagee and with interest thereon from the date incurred by Mortgagee until paid at the Default Rate.

35.      Subordination of Property Manager’s Lien.  Any property management agreement for the Premises entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all mechanics’ lien rights that the property manager or anyone claiming by, through or under the property manager may have in the

CH1 3585678v.6	19

Premises shall be subject and subordinate to the lien of this Mortgage and shall provide that Mortgagee may terminate such agreement at any time after the occurrence of an Event of Default hereunder. Such property management agreement or a short form thereof, at Mortgagee’s request, shall be recorded with the Recorder of Deeds or Register of Titles, as applicable, of the county where the Premises are located. In addition, if the property management agreement in existence as of the date hereof does not contain a subordination provision, Mortgagor shall cause the property manager under such agreement to enter into a subordination of the management agreement with Mortgagee, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to the lien of this Mortgage.

36.      Environmental Matters.    Pursuant to the Credit Agreement, Mortgagor acknowledges that Mortgagor has fully indemnified Mortgagee from and against any and all actions, causes of action, suites, losses, liabilities, damages and expenses, including attorney costs incurred by the Lender Parties or any of them as a result of or arising out of, or relating to Hazardous Substances and other environmental matters concerning the Premises, as more particularly described therein. The provisions of the Credit Agreement with respect to such indemnification are hereby incorporated herein and this Mortgage shall secure the obligations of Mortgagor thereunder.

37.      Intentionally Omitted.

38.      Miscellaneous.

  a.      Successors and Assigns.  This Mortgage and all provisions hereof shall be binding upon and enforceable against Mortgagor and its assigns and other successors. This Mortgage and all provisions hereof shall inure to the benefit of Mortgagee, its successors and assigns and any holder or holders, from time to time, of the Note.

  b.      Invalidity of Provisions; Governing Law.    In the event that any provision of this Mortgage is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Mortgagor and Mortgagee shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Mortgage and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect. This Mortgage is to be construed in accordance with and governed by the laws of the State of Minnesota.

  c.      Municipal Requirements.  Mortgagor shall not by act or omission permit any building or other improvement on Premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Similarly, no building or other improvement on the Premises shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental

CH1 3585678v.6	20

or municipal requirement. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subparagraph shall be void.

  d.      Rights of Tenants.    Mortgagee shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of Mortgagee. The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

  e.      Option of Mortgagee to Subordinate.  At the option of Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Premises upon the execution by Mortgagee of a unilateral declaration to that effect and the recording thereof in the Office of the Recorder of Deeds in and for the county wherein the Premises are situated.

  f.      Mortgagee in Possession.  Nothing herein contained shall be construed as constituting Mortgagee a mortgagee in possession in the absence of the actual taking of possession of the Premises by Mortgagee pursuant to this Mortgage.

  g.      Relationship of Mortgagee and Mortgagor.    Mortgagee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Mortgagor or of any lessee, operator, concessionaire or licensee of Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, Mortgagee shall not be deemed to be such partner, joint venturer, agent or associate on account of Mortgagee becoming a mortgagee in possession or exercising any rights pursuant to this Mortgage, any of the other Loan Documents, or otherwise. The relationship of Mortgagor and Mortgagee hereunder is solely that of debtor/creditor.

  h.      Time of the Essence.    Time is of the essence of the payment by Mortgagor of all amounts due and owing to Mortgagee under the Note and the other Loan Documents and the performance and observance by Mortgagor of all terms, conditions, obligations and agreements contained in this Mortgage and the other Loan Documents.

  i.      No Merger.  The parties hereto intend that the Mortgage and the lien hereof shall not merge in fee simple title to the Premises, and if Mortgagee acquires any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

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  j.      Maximum Indebtedness.  Notwithstanding anything contained herein to the contrary, in no event shall the Indebtedness exceed an amount equal to $25,000,000.00; provided, however, in no event shall Mortgagee be obligated to advance funds in excess of the face amount of the Note.

  k.      Consent to Jurisdiction.  TO INDUCE MORTGAGEE TO ACCEPT THE NOTE, MORTGAGOR IRREVOCABLY AGREES THAT, SUBJECT TO MORTGAGEE’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE NOTE AND THIS MORTGAGE WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. MORTGAGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON MORTGAGOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO MORTGAGOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

  l.      Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, MORTGAGOR AND MORTGAGEE (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS MORTGAGE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS MORTGAGE OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS MORTGAGE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. MORTGAGOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST MORTGAGEE OR ANY OTHER PERSON INDEMNIFIED UNDER THIS MORTGAGE ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

  m.      Complete Agreement.    This Mortgage, the Note and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both Mortgagor and Mortgagee.

  n.      Revolving Loan.  This Mortgage is given to secure a revolving credit loan and shall secure not only presently existing indebtedness under the Note, the Credit Agreement or any other Loan Documents but also future advances, whether such advances are obligatory or to be made at the option of the Mortgagee, or otherwise, as are made within 20 years from the date hereof to the same extent as if such future advances were made on the date of the execution of this Mortgage, although there may be no advance made at the time of execution of this Mortgage and although there may be no

CH1 3585678v.6	22

Indebtedness outstanding at the time any advance is made. The lien of this Mortgage shall be valid as to all Indebtedness including future advances, from the time of its filing for record in the recorder’s or registrar’s office of the county in which the real estate is located. This Mortgage secures, among other Indebtedness, a “revolving credit” arrangement. The total amount of Indebtedness may increase or decrease from time to time, as provided in the Note, and any disbursements which Mortgagee may make under this Mortgage, the Note or the Credit Agreement or any other document with respect hereto (e.g., for payment of taxes, insurance premiums or other advances to protect Mortgagee’s liens and security interests, as permitted hereby) shall be additional Indebtedness secured hereby. This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby.

  o.      Remedies Against Other Collateral.  Mortgagor hereby acknowledges that certain Loan Documents other than this Mortgage create liens on collateral located in counties or states other than the counties and state in which the Premises are located. Mortgagor further acknowledges that this Mortgage and the other Loan Documents are cross-defaulted and the Loan secured hereby is also secured by the other Loan Documents. Mortgagor agrees that Mortgagee may proceed, at the same or at different times, to foreclose any or all liens against such collateral (or sell such collateral under power of sale) by any proceedings appropriate in the county and state where such collateral lies, and that no event of enforcement taking place in any county or state pursuant to any of the Loan Documents shall preclude or bar enforcement in any other county or state. Any foreclosure or other appropriate remedy brought in any county or state in which collateral is located may be brought and prosecuted as to any part of such collateral without regard to the fact that foreclosure proceedings or other appropriate remedies have or have not been instituted elsewhere on any other part of the collateral for the Loan.

39.      State Specific Provisions.  The following provisions are included in this Mortgage specifically to comply with provisions of Minnesota law or custom:

  a.      Inconsistencies.  In the event of any inconsistencies between the terms and conditions of this Paragraph 39 and the other provisions of this Mortgage, or to the extent, and only to the extent, any of the provisions in this Paragraph 39 conflict with, or are ambiguous when read together with, any of the provisions of this Mortgage, the provisions of this Paragraph 39 shall govern. The provisions of this Paragraph 39 are intended to supplement the remedies and other terms and provisions contained in the Mortgage.

  b.      Remedies Of Mortgagee; Mortgage Foreclosure.  Mortgagor does hereby grant and confer upon Mortgagee the fullest rights and remedies available for foreclosure of this Mortgage by action or by advertisement pursuant to Minnesota Statutes Chapters 580, 581 and 582, as said statutes may be amended from time to time, and pursuant to other applicable Minnesota laws and statutes, as amended, governing and authorizing mortgage foreclosures by action and by advertisement including, but not

CH1 3585678v.6	23

limited to, a grant to Mortgagee of the power of sale. The power of sale granted Mortgagee in this Mortgage shall include, without limitation, the power of sale required to permit, at Mortgagee’s option, lawful foreclosure of this Mortgage by advertisement in accordance with applicable statutes. Mortgagor hereby authorizes Mortgagee to do so, power being herein expressly granted to sell any or all of the Premises at public auction and to convey the same to the purchaser, in fee simple, pursuant to applicable statutes, and out of the proceeds arising from such sale, to pay all Indebtedness secured hereby with interest, and all reasonable legal costs and charges of such foreclosure and all attorneys’ fees permitted by law, which costs, charges and fees Mortgagor agrees to pay.

  c.       Assignment of Leases and Rents; Receiver.

  i.      The Mortgage constitutes an assignment of leases and rents within the meaning of Minnesota Statutes Sections 559.17 and 576.01, and is intended to comply fully with the provisions thereof, and to afford Mortgagee, to the fullest extent allowed by law, the rights and remedies of a mortgage Mortgagee or secured Mortgagee under those statutes. In the event that Mortgagee elects to exercise its remedies under said statutes, or any of said remedies, the terms and provisions of said statutes, as amended, governing the exercise of said remedies shall govern, control and take precedence over any contrary terms contained in this Mortgage. The exercise by Mortgagee of the statutory remedies referenced in this paragraph shall not constitute Mortgagee a “mortgagee-in-possession” under Minnesota law, or give rise to any liability which might otherwise attach to Mortgagee as a mortgagee-in-possession.

  ii.      Anything in this Mortgage or any other Loan Document to the contrary notwithstanding, all Rents collected by Mortgagee, its agent or a receiver under this Mortgage, if any, shall be held and applied in accordance with applicable Minnesota statutes as follows:

  (a)      To payment of all reasonable fees of the receiver, if one shall be appointed, approved by the court;

  (b)      To the repayment when due of all tenant security deposits, with interest thereon, pursuant to the provisions of Minnesota Statutes Section 504B.178;

  (c)      To payment when due of all delinquent or current real estate taxes and special assessments payable with respect to the Premises, or the periodic escrow for the payment of said taxes or special assessments;

  (d)      To payment when due of all premiums for the insurance required by the provisions of this Mortgage, or the periodic escrow for the payment of said premiums;

  (e)      To payment of expenses incurred for normal maintenance of the Premises;

CH1 3585678v.6	24

  (f)      If received prior to any foreclosure sale of the Premises pursuant to this Mortgage, to Mortgagee for payment of the Indebtedness secured hereby, but no such payment made after acceleration of the Indebtedness secured hereby shall affect such acceleration;

  (g)      If received during or with respect to the period of redemption after a foreclosure sale of the Premises pursuant to this Mortgage:

(1)    If the purchaser at the foreclosure sale is not Mortgagee, first to Mortgagee to the extent of any deficiency of the sale proceeds to repay the indebtedness secured hereby, second to the purchaser as a credit to the redemption price, but if the Premises is not redeemed, then to the purchaser of the Premises;

(2)    If the purchaser at the foreclosure sale is Mortgagee, to Mortgagee to the extent of any deficiency of the sale proceeds to repay the indebtedness secured hereby and the balance to be retained by Mortgagee as a credit to the redemption price, but if the Premises is not redeemed, then to Mortgagee, whether or not any such deficiency exists.

The rights and powers of Mortgagee and receivers under this Mortgage and the application of Rent under this section shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

  d.      Mortgage Registry Tax.  Mortgagor agrees to pay upon demand, or upon demand to promptly reimburse Mortgagee for the payment of, the amount of the mortgage registry tax payable with respect to and upon the recording of this Mortgage in accordance with Minnesota Statutes Section 287.05.

  e.      Maturity.  For purposes of Minnesota Statutes Section 541.03, Subd. 2, the latest maturity date for any of the Indebtedness secured by this Mortgage is June 30, 2009, unless otherwise extended pursuant to the Credit Agreement.

  f.      Fixture Financing Statement.  This Mortgage shall be deemed to be a fixture financing statement within the meaning of the Minnesota Uniform Commercial Code and for such purpose, the following information is given:

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Name and address of Debtor:	Wells VAF - 6000 Nathan Lane, LLC 6200 The Corners Parkway Norcross, Georgia 30092

Type of organization:	Limited liability company

Jurisdiction of organization:	Delaware

Organization ID No.:	42-14831

Name and address of Secured Party:	LaSalle Bank National Association 135 S. LaSalle – Suite 1260 Chicago, Illinois 60603

Description of the types (or items) of property covered by this Financing Statement:	The Property described in the granting clauses of this Mortgage

Description of real estate to which the collateral is attached or upon which it is or will be located:	The Land described on Exhibit A attached hereto

Record owner of real estate to which the collateral is attached or upon which it is or will be located:	Mortgagor

Some of the above-described collateral is or is to become fixtures upon the above described real estate and this Mortgage is to be filed for record in the public real estate records of the county or counties in which the fixtures are, or are to be, located.

g.        Termination Of Proceedings.  In case Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Premises subject to the lien hereof.

[Signature page follows]

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IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage the day and year first above written.

WELLS VAF-6000 NATHAN LANE, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its Sole Member

	By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its Manager

		By:	/s/ Kevin A. Hoover
		Name:	Kevin A. Hoover
		Its:	President

27

STATE OF	Georgia	)

) SS.
COUNTY OF	Gwinnett	)

I, Helen Todd, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Kevin A. Hoover, the President of Wells Investment Management Company, LLC*, the Manager of Wells Mid-Horizon Value-Added Fund I, LLC**, the sole member of Wells Vaf-6000 Nathan Lane, LLC***, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said officer, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this 19th day of September, 2006.

/s/ Helen Todd

NOTARY PUBLIC

My Commission Expires:

HELEN TODD

GWINNETT CO., GA

MY COMM. EXP. AUGUST 4TH, 2009

*a Georgia limited liability company,

**a Georgia limited liability company

***a Delaware limited liability company

28

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

THE LAND SITUATED IN THE CITY OF PLYMOUTH, COUNTY OF HENNEPIN, STATE OF MINNESOTA AND DESCRIBED AS FOLLOWS:

PARCEL 1:

LOT 4, BLOCK 1, BASS CREEK BUSINESS PARK 4TH ADDITION, ACCORDING TO THE RECORDED PLAT THEREOF, HENNEPIN COUNTY, MINNESOTA.

(TORRENS PROPERTY; CERTIFICATE OF TITLE NO. 1035964)

PARCEL 2:

NON-EXCLUSIVE WATERMAIN EASEMENT CONTAINED IN THE GRANT OF EASEMENT RECORDED NOVEMBER 10, 1999 AS DOCUMENT NO. 3224063, IN THE OFFICE OF THE HENNEPIN COUNTY REGISTRAR OF TITLES.

PARCEL 3:

NON-EXCLUSIVE WATERMAIN EASEMENT CONTAINED IN THE GRANT OF EASEMENT RECORDED NOVEMBER 10, 1999 AS DOCUMENT NO. 3224062, IN THE OFFICE OF THE HENNEPIN COUNTY REGISTRAR OF TITLES.

PARCEL 4:

NON-EXCLUSIVE APPURTENANT EASEMENTS CONTAINED IN THE DECLARATION OF PRIVATE WATER EASEMENT RECORDED OCTOBER 21, 1998 AS DOCUMENT NO. 3078700, IN THE OFFICE OF THE HENNEPIN COUNTY REGISTRAR OF TITLES, AS AMENDED BY AMENDMENT TO DECLARATION OF PRIVATE WATER EASEMENT RECORDED NOVEMBER 10, 1999 AS DOCUMENT NO. 3224061, IN THE OFFICE OF THE HENNEPIN COUNTY REGISTRAR OF TITLES.

PIN: 01-118-22-11-0005

Address:            6000 Nathan Lane

        Plymouth, Minnesota

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EXHIBIT B

PERMITTED EXCEPTIONS

1.        General real estate taxes for the second half of the year 2006 and thereafter, a lien not yet due or delinquent.

2.        Exception Nos. 1-13, inclusive, contained on Schedule B of First American Title Insurance Company Commitment No. 248438 dated                                         , 2006.

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EXHIBIT C

INSURANCE REQUIREMENTS

See attached

CH1 3585678v.6	C-1

BORROWER’S INSURANCE REQUIREMENTS

LASALLE BANK NATIONAL ASSOCIATION

General Information

1.        All insurance policies referred to herein shall be in form and substance acceptable to LaSalle Bank National Association.

2.        LaSalle Bank National Association must receive evidence / certificates of insurance at least ten (10) business days prior to closing.

Original policies must be provided to LaSalle Bank National Association as soon as they are available from insurers. Certified copies should be available within 60 to 90 days.

3.        Proof of coverage must be on the following forms:

Commercial Property: ACORD 28 (2003/10) - EVIDENCE OF COMMERCIAL PROPERTY INSURANCE form.

Personal Property: ACORD 27 (2003/10) EVIDENCE OF PERSONAL PROPERTY INSURANCE form.

Liability insurance: Must be written on ACORD 25S or its equivalent.

NOTE: Please remove any “endeavor to” and “but failure to mail such notice shall impose… respresentitives” language as it relates to notices. Initials by an authorized representative should appear next to any deletions on the certificates.

4.        All property policies shall contain a standard mortgage clause in favor of LaSalle Bank National Association and shall provide for a thirty (30) day written notice to LaSalle Bank National Association of any material change or cancellation. Certificates with disclaimers will NOT be accepted.

5.        The borrower must be the named insured.

6.        Commercial / Personal Property & Builders Risk certificates must show LaSalle Sank National Association as Mortgagee and or Lender’s Loss Payee as follows:

LaSalle Bank National Association,

its successors and or assigns

Commercial Real Estate

135 S. LaSalle Street, Suite 1225

Chicago, IL 60603

(LaSalle Bank National Association may be shown as “Mortgagee and or Lender’s Loss Payee As Their Interests May Appear” until the insurance agent receives release of interest from the prior lender. At that time, the insurance policies will need to be endorsed to show LaSalle Bank National Association as Mortgagee and or Lender’s Loss Payee.

BORROWER’S INSURANCE REQUIREMENTS

LASALLE BANK NATIONAL ASSOCIATION

7.         The property address must be identified as the insured property.

8.        All insurance companies must have the following ratings from AM Best’s Rating Guide:

Policy Rating	A	Financial Rating	VIII

9.        The insurance documentation must be signed by an authorized representative.

Specific Requirements

1.        If the property policy is a blanket policy or limit, LaSalle Bank National Association must receive a schedule of the amount allocated to the property / rents or the amounts allocated to the property must be indicated on the certificate.

2.        Coverage must be on an “all risk” (Special Perils), 100% replacement cost basis without deduction for foundations and footings, and WITHOUT co-insurance. The co-insurance must be waived or an Agreed Amount endorsement must be included and either “No Co-insurance” or “Agreed Amount” must be indicated on the certificate.

3.        Ordinance or Law coverage providing for demolition and increased cost of construction, must be provided and indicated on the certificate.

4.        Other coverages such as earthquake, boiler and machinery (which includes the mechanics of the building, such as elevators), and flood will be required when these risks are present.

5.        Rent Loss or Business Income coverage shall be in an amount equal to 100% of the projected annual rents or revenue with a minimum period of indemnity of 12 months, or such greater period as LaSalle Bank National Association may require. This coverage needs to be written on a Gross Rental Income, Gross Profits or Extended Period of Indemnity form, not on an actual loss sustained basis which may terminate as soon as the premises are tenantable or operational.

6. LaSalle Bank National Association and

must be named as Additional Insured for all general liability coverage, with a minimum limit of $1,000,000 for any one occurrence.

BORROWER’S INSURANCE REQUIREMENTS

LASALLE BANK NATIONAL ASSOCIATION

Additional Requirements - Construction Loans

1.        Coverage must be All Risk Builders Risk Course of Construction, including earthquake and flood when these risks are present. The Builders Risk insurance amount must cover at least 100% of hard costs and not less than 25% of recurring soft costs.

2.        Under the Evidence of Property form - The builders risk coverage should make the following statement: “The General Contractor (name) and all subcontractors of any tier are named insured with respect to builders’ risk.”

3.        Rent coverage must be 100% of the anticipated annual rents (assuming full occupancy) written on a delayed income basis. The policy shall allow for partial or full occupancy.

4.        Coverage should also include permission to occupy clause.

THIS DOCUMENT PREPARED BY:

Original Mortgage Reference:
A. Michelle Willis, Esq.	Mortgage, Assignment of Leases
Troutman Sanders LLP	and Rents, Security Agreement and
600 Peachtree Street, NE	Fixture Filing recorded 9/27/2006
Atlanta, Georgia 30308	as Document Number 4310329,
Hennepin County, Minnesota

FIRST AMENDMENT TO MORTGAGE,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS IS A MORTGAGE AMENDMENT, AS DEFINED IN MINNESOTA STATUTES SECTION 287.01, SUBDIVISION 2, AND AS SUCH IT DOES NOT SECURE A NEW OR INCREASED AMOUNT OF DEBT.

This First Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Amendment”) is made and entered into as of June 30, 2009, by and between WELLS VAF – 6000 Nathan Lane, LLC, a Delaware limited liability company, whose address is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092 (“Mortgagor”), and BANK OF AMERICA, N.A., a national banking association (as successor by merger to LaSalle Bank National Association), whose place of business is Bank of America Plaza, Suite 600, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, Attn: Commercial Real Estate Banking (“Administrative Agent”);

W I T N E S S E T H :

WHEREAS, Administrative Agent, certain other financial institutions from time to time party thereto (“Lenders”), and Wells Mid-Horizon Value–Added Fund I, LLC, a Georgia limited liability company (“Borrower”), have entered into that certain Credit Agreement dated as of June 30, 2006, as amended by that certain First Consolidated Amendatory Agreement dated as of November 21, 2008, by and between Administrative Agent, Lenders and Borrower and is being amended contemporaneously herewith by the Second Consolidated Amendatory Agreement, as hereinafter defined (as amended and as it may hereafter be further amended, modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Credit

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Agreement”), which Credit Agreement sets forth the terms and conditions of a loan from Administrative Agent and Lenders to Borrower in an amount up to Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the “Loan”);

WHEREAS, the Loan is evidenced by that certain Note dated as of June 30, 2006 and, potentially, certain additional Notes upon and of such other date that any additional financial institution becomes a Lender under the Credit Agreement, executed by Borrower and payable to the order of each Lender in the aggregate principal face amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (such notes, as they may hereafter be renewed, extended, supplemented, increased or modified in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, are hereinafter collectively called the “Note”);

WHEREAS, to secure the Loan, inter alia, Mortgagor made, executed, and delivered to Administrative Agent for the benefit of Lenders that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of September 20, 2006, and recorded September 27, 2006, as Document Number 4310329, Hennepin County, Minnesota records (as so amended, and as it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other security instruments given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, is herein called the “Mortgage”; the Credit Agreement, the Note, the Mortgage and all other documents executed in connection with the Loan collectively the “Loan Documents”), granting Administrative Agent a lien on certain real property owned by Mortgagor as described therein (the “Property”);

WHEREAS, the Loan will mature on June 30, 2009, Borrower has requested that Administrative Agent and Lenders extend the maturity date and make certain other amendments to the Loan Documents, and Administrative Agent, Lenders and Borrower are contemporaneously herewith entering into that certain Second Consolidated Amendatory Agreement dated on or about the date hereof to effect said extension and other modifications (the “Second Amendment”); and

WHEREAS, Administrative Agent and Lenders have agreed to amend the Mortgage as hereinafter provided.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and the sum of Ten and No/100 Dollars ($10.00), paid in hand by each party to the other, the receipt, adequacy and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

1.        Amendment of Mortgage. Section 39(e) of the Mortgage is hereby amended by deleting the date “June 30, 2009” and by inserting the date “September 30, 2009” in place and in stead thereof.

2.        Amendment of Loan Documents. The Mortgage is further amended hereby such that (a) all references therein to “LaSalle”, “Administrative Agent”, “Mortgagee” or “Issuing Lender” shall be deemed to refer to “Bank of America, N.A., a national banking association (as successor by merger to LaSalle Bank National Association)”; and (b) all references therein to the “Mortgage” shall be deemed to include all amendments and modifications thereto (including,

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without limitation, this Amendment), as may now exist or as may be hereafter executed by Mortgagor and Administrative Agent.

3.        Relationship of Mortgagor and Borrower. Mortgagor acknowledges that it is a wholly owned subsidiary of Borrower. Mortgagor further acknowledges that it received a material and substantial benefit by entering into the Mortgage, and is receiving a material and substantial benefit from the extension of the maturity of the Credit Agreement, because Borrower made funds available to Mortgagor for the purchase of the Property and without the granting of the Mortgage to Administrative Agent said funds would not have been available to Borrower, and accordingly, Mortgagor acknowledges and agrees that the Mortgage was at the time made supported by reasonable and adequate consideration. Further, Mortgagor did not intend to defraud any of its creditors by execution and delivery of the Mortgage. Mortgagor was not insolvent, and Mortgagor was not rendered insolvent by virtue of such Mortgage. Mortgagor entered into the Mortgage, and is consenting hereby to the Second Amendment, after a determination by Mortgagor that, in its opinion, the fair market value of the benefits to be derived by it from such execution of the Mortgage and the extension of maturity effected by the Second Amendment equaled or exceeded the cost and expense incurred by Mortgagor under or in connection with the Mortgage.

4.        Consent to Second Amendment and Waivers.

(a)      Mortgagor consents to the Second Amendment and acknowledges that the term of the Credit Agreement is extended thereby. Mortgagor further expressly waives and agrees that neither Administrative Agent’s rights or remedies nor Mortgagor’s obligations under the terms of the Mortgage shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances:

  (i)        any limitation on the liability of, or recourse against, any other Person (as defined in the Credit Agreement) in any Loan Document or arising under any federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other governmental authority having jurisdiction (“Laws”);

  (ii)        any claim or defense that the Mortgage was made without consideration or is not supported by adequate consideration or that the obligations of Mortgagor under the Mortgage exceed or are more burdensome than those of Borrower under the other Loan Documents;

  (iii)       the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Obligations (as defined in the Credit Agreement);

  (iv)       the operation of any statutes of limitation or other Laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by Administrative Agent against Mortgagor, to the fullest extent permitted by Law;

  (v)        any homestead exemption or any other exemption under applicable Law;

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  (vi)      any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Obligations, or any impairment of Mortgagor’s recourse against any Person or collateral;

  (vii)     whether express or by operation of Law, any partial release of the liability of Mortgagor under the Mortgage (except to the extent expressly so released) or any complete or partial release of Borrower or any other Person liable, directly or indirectly, for the payment or performance of any or all of the Obligations;

  (viii)    the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other Person at any time liable for the payment or performance of any or all of the Obligations;

  (ix)      either with or without notice to or consent of Mortgagor, any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Obligations and/or any of the Loan Documents, including material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance (including changes with respect to the construction of the Improvements) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Administrative Agent to Borrower or any other Person at any time liable for the payment or performance of any or all of the Obligations;

  (x)       any neglect, lack of diligence, delay, omission, failure, or refusal of Administrative Agent to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Obligations;

  (xi)      any failure of Administrative Agent to notify Mortgagor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Event of Default (as defined in the Credit Agreement), or of any other action taken or refrained from being taken by Administrative Agent against Borrower or any security or other recourse, or of any new agreement between Administrative Agent and Borrower, it being understood that Administrative Agent shall not be required to give Mortgagor any notice

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of any kind under any circumstances with respect to or in connection with the Obligations, any and all rights to notice Mortgagor may have otherwise had being hereby waived by Mortgagor, and Mortgagor shall be responsible for obtaining for itself information regarding Borrower, including any changes in the business or financial condition of Borrower, and Mortgagor acknowledges and agrees that Administrative Agent shall have no duty to notify Mortgagor of any information which Administrative Agent may have concerning Borrower;

  (xii)     the existence of any claim, counterclaim, set-off or other right that Mortgagor may at any time have against Borrower, Administrative Agent, or any other Person, whether or not arising in connection with the Mortgage, the Note, the Credit Agreement or any other Loan Document;

  (xiii)    the unenforceability of all or any part of the Obligations against Borrower, whether because the Obligations exceed the amount permitted by Law or violate any usury law, or because the Persons creating the Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of Law, or because of any other reason or circumstance, it being agreed that Mortgagor shall remain liable under the Mortgage regardless of whether Borrower or any other Person be found not liable on the Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Obligations);

  (xiv)    any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Obligations, whether or not consented to by Administrative Agent, or any action taken or omitted by Administrative Agent in any such proceedings, including any election to have Administrative Agent’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Administrative Agent in any such proceedings or the taking and holding by Administrative Agent of any security for any such extension of credit;

  (xv)     any other condition, event, omission, or action that would in the absence of this paragraph result in the release or discharge of the Mortgagor from the performance or observance of any obligation, covenant or agreement contained in the Mortgage or any other agreement;

  (xvi)    any early termination of the term of any of the Obligations;

  (xvii)   Administrative Agent’s enforcement or forbearance from enforcement of the Obligations on a net or gross basis;

  (xviii)  All defenses and claims based on principles of suretyship and/or guaranty, and any right to which Mortgagor may otherwise have been entitled, whether existing under statute, at Law or in equity, including without limitation any rights under Section 10-7-24 of the Official Code of Georgia Annotated or any comparable statute under

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Illinois or Minnesota law, to require Administrative Agent to take prior recourse or proceedings against any collateral, security or Person;

  (xix)    Any right of Mortgagor to require a marshaling of assets or failure of Administrative Agent to marshal assets in favor of Mortgagor or any other person;

  (xx)     All statutes of limitations as a defense to any action or proceeding brought against Mortgagor by Administrative Agent, to the fullest extent permitted by Law;

  (xxi)    All notices to Mortgagor, to Borrower, or to any other person, including, but not limited to, notices of the acceptance of the Mortgage, or the creation, renewal, extension, modification or accrual of any of the Obligations owed to Administrative Agent or any Lender and, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; and

  (xxii)    Diligence and demand of payment, presentment, protest, dishonor and notice of dishonor.

5.            Waivers of Subrogation and Other Rights.

            (a)        Upon a default by Borrower, Administrative Agent in its sole discretion, without prior notice to or consent of Mortgagor, may elect to (i) foreclose either judicially or nonjudicially against any real or personal property security that Administrative Agent may hold for the Obligations, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust all or any part of any Obligations or make any other accommodation with Borrower or any other Person, or (iv) exercise any other remedy against Borrower or any security. No such action by Administrative Agent shall release or limit the liability of Mortgagor, who shall remain liable under the Mortgage after the action, even if the effect of the action is to deprive Mortgagor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Administrative Agent, whether contractual or arising by operation of law or otherwise. Mortgagor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest, or claim in or to any real or personal property to be held by Administrative Agent or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Obligations.

            (b)        Regardless of whether Mortgagor may have made any payments to Administrative Agent, until all of the Obligations are paid in full and the Commitments are terminated, Mortgagor waives (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid by Mortgagor to Administrative Agent with respect to the Obligations, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that Mortgagor may have against Borrower with respect to the Obligations, and (iii) all rights to participate in any security now or later to be held by Administrative Agent for the Obligations.

            (c)        Mortgagor understands and acknowledges that if Administrative Agent forecloses judicially or nonjudicially against any real property security for the Loan, such foreclosure could impair or destroy any ability that Mortgagor may have to

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seek reimbursement, contribution, or indemnification from Borrower or others based on any right that Mortgagor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by Mortgagor for the benefit of Borrower.

6.            Subordination.  Any rights of Mortgagor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by Borrower, or to withdraw capital invested by it in Borrower (if applicable), or to receive distributions from Borrower (if applicable), shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment to Administrative Agent of all Obligations.

7.            Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument; and any signature page from any such counterpart or any electronic facsimile thereof may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

8.            Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

9.            Binding; Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

10.          Ratification.  The Loan Documents, as herein amended, remain in full force and effect in accordance with their respective terms, and Mortgagor and Administrative Agent hereby ratify and affirm the same. Mortgagor acknowledges that it is fully obligated under the terms of the Mortgage, that it has no offsets or defenses with respect to its obligations thereunder, and that it has no claims or counterclaims against Administrative Agent or any of the Lenders, whether related to the Loan or otherwise.

11.          No Novation.  Borrower, Administrative Agent, and Lenders hereby agree that nothing herein or in the other Loan Documents, as modified hereby, shall in any way waive Administrative Agent’s or Lenders’ rights, powers or remedies under the Loan Documents; (ii) shall in any way limit, impair or prejudice Administrative Agent or Lenders from exercising any past, present or future right, power or remedy from and after the date hereof under the Loan Documents; and (iii) shall not constitute or be deemed to be a novation of the indebtedness evidenced and secured by the Loan Documents.

12.          Incorporation of Recitals.  The recitals set forth at the beginning of this Amendment are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Amendment.

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IN WITNESS WHEREOF, Mortgagor and Administrative Agent have executed and sealed this Amendment as of the day and year first above written.

MORTGAGOR:

WELLS VAF – 6000 NATHAN LANE, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its Sole Member

	By:	Wells Investment Management Company, LLC, its Manager

By: /s/ Kevin A. Hoover
Kevin A. Hoover
President

STATE OF GEORGIA          )

                                                  )  SS.

COUNTY OF GWINNETT   )

    I, Darleen Alexander and for said County, in the State aforesaid, do hereby certify that Kevin A. Hoover, the President of Wells Investment Management Company, LLC, a Georgia limited liability company, the Manager of Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, the sole member of Wells VAF-6000 Nathan Lane, LLC, a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said officer, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal, this 29th day of June, 2009.

/s/ Darleen Alexander
NOTARY PUBLIC

My Commission Expires:

April 28th 2012

[Signatures continued on following page]

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[Signatures continued from previous page]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., a national banking association (as successor by merger to LaSalle Bank National Association), as Administrative Agent

By:	/s/ Lissette Rivera Pauley
Lissette Rivera-Pauley
Vice President

[BANK SEAL]

STATE OF GEORGIA)

                                         )  SS.

COUNTY OF NEWTON)

    I, Joan C. Martin and for said County, in the State aforesaid, do hereby certify that Lissette Rivera-Pauley, the Vice Pres. of Bank of America, N.A., a national banking association, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said officer, for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal, this 29 day of June, 2009.

/s/ Joan C. Martin
NOTARY PUBLIC

My Commission Expires:

August 31, 2011

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